THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286                                     REVISED  07/18/96

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-A1

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691


                           Distribution Date 06/25/96

                                                                                    SINGLE                 TOTAL
4.03(i)  Reduction of the Stated Amount of Certificates                           CERTIFICATE             AMOUNT
              Class A-1 Certificates.                      QX5                   $46.69349007         $2,399,378.36
              Class A-2 Certificates.                      QY3                    $0.00000000                 $0.00
              Class A-3 Certificates.                      QZ0                    $0.00000000                 $0.00
              Class A-4 Certificates.                      RA4                    $0.00000000                 $0.00
              Class A-5 Certificates.                      RB2                    $0.00000000                 $0.00
              Class A-6 Certificates.                      RC0                    $0.00000000                 $0.00
              Class A-7 Certificates.                      RD8                    $0.00000000                 $0.00
              Class A-8 Certificates.                      RE6                    $0.00000000                 $0.00
              Class A-9 Certificates.                      RF3                    $0.00000000                 $0.00
              Class R Certificates.                        RG1                    $0.00000000                 $0.00

                                                     Total Amount                                      2,399,378.36

           Aggregate amount of any Principal Prepayments                                               1,771,522.31

4.03(ii)   Amount of distribution representing interest

                                                                                    SINGLE                 TOTAL
                                                                                  CERTIFICATE             AMOUNT
              Class A-1 Certificates.                                             $4.19911377           $216,237.56
              Class A-2 Certificates.                                             $5.08333333           $222,944.83
              Class A-3 Certificates.                                             $5.12500000           $177,975.88
              Class A-4 Certificates.                                             $5.29166667           $158,607.13
              Class A-5 Certificates.                                             $5.54166667           $125,529.83
              Class A-6 Certificates.                                             $5.87500000           $280,584.13
              Class A-7 Certificates.                                             $5.91666667            $81,022.83
              Class A-8 Certificates.                                             $6.12500000           $158,660.14
              Class A-9 Certificates.                                             $5.83333333           $175,000.00
              Class R Certificates.                                               $0.00000000                 $0.00

                                                     Total Amount                                      1,596,562.33

4.03(iii)  Amount of interest shortfall                               0.00

4.03(iv)   Stated Amount of Certificates after this Distribution

                                                    ORIGINAL                     SINGLE                   TOTAL
                                                    BALANCE                    CERTIFICATE               AMOUNT
              Class A-1 Certificates.            51,496,000.00               $807.46354690           $41,581,142.81
              Class A-2 Certificates.            43,858,000.00             $1,000.00000000           $43,858,000.00
              Class A-3 Certificates.            34,727,000.00             $1,000.00000000           $34,727,000.00
              Class A-4 Certificates.            29,973,000.00             $1,000.00000000           $29,973,000.00
              Class A-5 Certificates.            22,652,000.00             $1,000.00000000           $22,652,000.00
              Class A-6 Certificates.            47,759,000.00             $1,000.00000000           $47,759,000.00
              Class A-7 Certificates.            13,694,000.00             $1,000.00000000           $13,694,000.00
              Class A-8 Certificates.            25,903,697.00             $1,000.00000000           $25,903,697.00
              Class A-9 Certificates.            30,000,000.00             $1,000.00000000           $30,000,000.00
              Class R Certificates.                     200.00                 $0.00000000                    $0.00

                                                                       Total                        $290,147,839.81

4.03(v)    The Pool Stated Principal Balance for the following Distribution
           Date                                                 $292,006,121.17

4.03(vi)   Amount of the Master Servicing Fees paid to or retained by the
           Master Servicer with respect to such Distribution Date     92,617.59


4.03(vii)  Pass-Through Rate and for each Class of Certificates
                Class A-1 Certificates.                       5.90000000%
                Class A-2 Certificates.                       6.10000000%
                Class A-3 Certificates.                       6.15000000%
                Class A-4 Certificates.                       6.35000000%
                Class A-5 Certificates.                       6.65000000%
                Class A-6 Certificates.                       7.05000000%
                Class A-7 Certificates.                       7.10000000%
                Class A-8 Certificates.                       7.35000000%
                Class A-9 Certificates.                       7.00000000%
                Class R Certificates.                         7.00000000%
                                                              0.00000000%

4.03(viii) Amount of Advances  included in the distribution on such Distribution
     Date                                                             42,464.30
     Aggregate amount of Advances  outstanding as of the close of
     business on such Distribution Date.                              59,882.66

4.03(ix) The number and aggregate principal amounts of Mortgage Loans delinquent

               30 to 59 days             32            $3,554,236.51
               60 to 89 days              7            $1,259,636.31
               90 or more                 3              $426,878.46

    The number and aggregate principal amounts of Mortgage Loans in foreclosure

                In foreclosure             1              $430,000.00

4.03(x) The aggregate  dollar amount of Scheduled  Payments for each of Mortgage
     Loan for the preceding 12 calendar months or all calendar months since cut-off date

         (a) All outstanding Mortgage loans on each Due Date             0.00

         (b) Delinquent 60 days or more on each of the Due Dates         0.00

4.03(xi) Loan  number and Stated  Principal  Balance of any  Mortgage  loan that
     became an REO Property during the preceding calendar month.         $0.00

4.03(xii) Total number and  principal  balance of any REO  Properties  as of the close of business on the  Determination  Date preceding  such  Distribution
     Date.                                                   0            0.00

4.03(xiv)    Aggregate amount of Realized Losses incurred during the preceding
             calendar month.                                              0.00
             Aggregate amount of Realized Losses through Distribution Date
                                                                          0.00

4.03 (xv)    Net Excess Cash Flow                                   $0.00
             MBIA Premium Amount                               $22,550.51
             Current Subordinated Amount                            $0.00
             Required Subordinated Amount                   $2,700,566.07

             Special Hazard Loss Coverage Amount             2,187,382.00
             Required Fraud Loss Coverage                    2,413,945.00
             Current Bankruptcy Amount                          75,000.00